Exhibit 32.2

TELETOUCH COMMUNICATIONS, INC.

OFFICER’S CERTIFICATION
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q of TELETOUCH COMMUNICATIONS, INC. (the “Company”) for the quarter ended November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Douglas E. Sloan, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:

1.	The Report is in full compliances with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Douglas E. Sloan
Douglas E. Sloan
Chief Financial Officer
January 14, 2011